UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 2)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 22, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

EXPLANATORY NOTE

     This Amendment No. 2 is being filed by the Registrant solely to provide additional information in reference to the Registrant’s periodic report on Form 8-K dated October 29, 2004. This amendment includes the employment agreement for Harvey C. DeMovick which was not available at the date of the original filing.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - Entry into a Material Definitive Agreement

     As previously reported on Form 8–K on October 29, 2004, Harvey C. DeMovick will become Executive Vice President, Customer Service Operations and Chief Information Officer effective January 1, 2005. Accordingly, the Company entered into an employment agreement with Mr. DeMovick on November 22, 2004, to be effective January 1, 2005 through December 31, 2007 and will continue on a year–to–year basis thereafter. Mr. DeMovick will earn an annual base salary and is entitled to continue participation in certain incentive and benefit plans as outlined in the agreement. A copy of the agreement is attached to this Form 8–K as exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     As previously reported on Form 8–K on October 29, 2004, Harvey C. DeMovick will become Executive Vice President, Customer Service Operations and Chief Information Officer effective January 1, 2005. Accordingly, the Company entered into an employment agreement with Mr. DeMovick on November 22, 2004, to be effective January 1, 2005 through December 31, 2007 and will continue on a year–to–year basis thereafter. Mr. DeMovick will earn an annual base salary and is entitled to continue participation in certain incentive and benefit plans as outlined in the agreement. A copy of the agreement is attached to this Form 8–K as exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

c)	Exhibits

	Exhibit No.	Description of Exhibit

	10.1	Employment Agreement effective as of January 1, 2005 between Harvey C. DeMovick and Coventry Health Care, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 23, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement effective as of January 1, 2005 between Harvey C. DeMovick and Coventry Health Care, Inc.